                SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):

May 2, 2005

GOLDTECH MINING CORPORATION

(Exact Name of Registrant as Specified in Charter)

______________

Nevada	2-95836-NY	13-3250816
(State or Other Jurisdiction of Incorporation)	Commission File Number)	(IRS Employer Identification No.)

3-11 Bellrose Drive, Suite 314

St. Albert, Alberta T8N 5C9

(Address of Principal Executive Offices)

(780) 498-2289

Registrant’s Telephone Number, including

4904 WATERS EDGE DRIVE, SUITE 160, RALEIGH, NC 27606

(Former Address, if changed since last report)

ITEM 4: CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

On April 11, 2004, the Registrant engaged E. Randal Gruber as its independent accountant for the year ending December 31, 2004 and dismissed the former independent accountants, Madsen & Associates, CPA’s Inc.  The report of the former accountants for the past two years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports of Madsen & Associates for such fiscal years and interim periods indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern.

During the two most recent fiscal years and to the date hereof, there have been no disagreements between the Registrant and the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of the former accountant would have caused it to make reference to the subject matter.

Exhibit - None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2004

Goldtech Mining Corporation

By: /s/ Tracy Kroeker Tracy Kroeker Chairman, Chief Executive Officer, & Chief Financial Officer